Exhibit 99.1

Friday, April 28, 2017

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. REPORTS RESULTS FOR FIRST QUARTER 2017; DECLARES 28 CENT DIVIDEND

Lakeville, Connecticut, April 28, 2017 /GlobeNewswire…..Salisbury Bancorp, Inc. (“Salisbury”), NASDAQ Capital Market: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), announced results for its first quarter ended March 31, 2017.

Net income allocated to common shareholders was $1.6 million, or $0.58 per common share, for the first quarter ended March 31, 2017 (first quarter 2017), compared with $1.5 million, or $0.55 per common share, for the fourth quarter ended December 31, 2016 (fourth quarter 2016), and $1.5 million, or $0.55 per common share, for the first quarter ended March 31, 2016 (first quarter 2016).

Selected First Quarter 2017 Financial Highlights

•	Net Income per share increased to $0.58 per share from $0.55 last quarter and $0.55 for the first quarter 2016.
•	Non Performing loans decreased to 0.92% of gross loans receivable from 2.29% at March 31, 2016.
•	Wealth assets under administration increased to $524.5 million at March 31,2017 an increase of $101.5 million, or 24%, from first quarter 2016.
•	Book value per common share increased to $34.38 at March 31, 2017 from $34.07 at December 31, 2016, and $33.20 at March 31, 2016.
•	Tangible book value per common share increased to $29.26 at March 31, 2017 from $28.90 at December 31, 2016 and $27.84 at March 31, 2016.

Richard J. Cantele, Jr., President and Chief Executive Officer, stated, “Salisbury Bank posted improved metrics during the first quarter as earnings per share, asset quality and assets under administration in our Wealth Management area each saw positive movement. Both book value and tangible book value grew, further enhancing shareholder value.”

Net-Interest Income

Tax equivalent net interest income for first quarter 2017 increased $248 thousand, or 3.1%, versus fourth quarter 2016, and increased $240 thousand or 3.0%, versus first quarter 2016. Average earning assets increased $9.6 million versus fourth quarter 2016, and increased $42.1 million versus first quarter 2016. Average total interest bearing deposits decreased $9.6 million versus fourth quarter 2016 and increased $8.5 million versus first quarter 2016. The net interest margin of 3.74% increased 11 basis points versus 3.63% for the fourth quarter 2016 and decreased 5 basis points versus 3.79% for the first quarter 2016.

Interest income for the first quarter 2017 reflects net accretion related to the fair value adjustments of loans acquired in the Riverside Bank acquisition in the amount of $495,000. The fourth quarter and first quarter of 2016 included similar adjustments of $435,000 and $586,000, respectively.

Non-Interest Income

Non-interest income for first quarter 2017 decreased $304 thousand versus fourth quarter 2016 and increased $348 thousand versus first quarter 2016. Trust and Wealth Advisory revenues increased $33 thousand versus fourth quarter 2016 and increased $70 thousand versus first quarter 2016. The quarter-over-quarter net revenue increase resulted from higher asset based fees collected as compared to the prior quarter due to improving market conditions and fees collected on net new business. The same revenue came in higher year over year representing a net growth in asset based fees for the year. Service charges and fees increased $106 thousand versus fourth quarter 2016 and increased $260 thousand versus first quarter 2016. The increases were a result of higher fees related to ATM and interchange activity, which contributed $65 thousand and $72 thousand to the increase from fourth quarter and first quarter 2016, respectively. The first quarter 2017 results also include fees related to loan prepayments of $48 thousand. Income from sales and servicing of mortgage loans decreased $20 thousand versus fourth quarter 2016 and increased $21 thousand versus first quarter 2016. The decrease from the fourth quarter 2016 is mainly attributable to lower gains on sale during the first quarter 2017. The first quarter 2017 increase as compared to first quarter 2016 is mainly attributable to lower impairments on servicing values in the current period. First quarter 2017 mortgage loans sales totaled $1.8 million versus $3.0 million for fourth quarter 2016 and $1.8 million for first quarter 2016. First quarter 2017, fourth quarter 2016, and first quarter 2016 included mortgage servicing amortization and periodic impairment charges (net) of $70 thousand, $65 thousand, and $71 thousand, respectively. There were no gains on sales of securities during the first quarter 2017 while fourth quarter and first quarter 2016 totaled $427 thousand and $2 thousand, respectively. Other income includes bank owned life insurance income and rental income.

Non-Interest Expense

Non-interest expense for first quarter 2017 increased $16 thousand versus fourth quarter 2016 and increased $590 thousand versus first quarter 2016. This first quarter 2017 results include OREO related expenses, which are discussed below, of $232 thousand. Total compensation expense increased $101 thousand versus fourth quarter 2016 as reductions from fourth quarter’s overtime and production related expenses were substantially offset by first quarter increases in payroll taxes related to the annual performance related compensation paid in March as well as changes in deferred expense related to loan origination for the current period. The total compensation expenses year-over-year increase of $316 thousand is mainly attributable to the mix and levels of staff as well as lower current period deferred expense related to loan origination .

Premises and equipment expense increased $66 thousand versus fourth quarter 2016 and increased $3 thousand versus first quarter 2016. Premises related expenses in the first quarter 2017 include those related to the proposed future branch facility in Newburgh, New York, as well as additional depreciation expense related to new technology infrastructure which was placed into service in the fourth quarter of 2016. The year-over-year increase was substantially offset with comparable current period reductions in software maintenance expenses.

Data processing decreased $265 thousand versus fourth quarter 2016 and increased $25 thousand versus first quarter 2016. The fourth quarter data processing expense included core conversion related expenses.

Professional fees increased $187 thousand versus fourth quarter 2016, and $337 thousand versus first quarter 2016. Increases over both the fourth quarter 2016 and first quarter 2016 were primarily attributable to legal and consulting fees. Increases, as compared to first quarter 2016, also included higher Investment Management fees.

Loan related expenses decreased $278 thousand versus fourth quarter 2016 and increased $144 thousand versus first quarter 2016. The decrease, as compared to the fourth quarter 2016, was mainly due to a difference of $291 thousand between quarters in net write-downs associated with OREO properties. Write-downs in the first quarter of 2017 totaled $144 thousand while net write-downs for the fourth quarter 2016 totaled $435 thousand. The first quarter of 2016 had no such write-downs.

Other expense increased $205 thousand versus fourth quarter 2016 and decreased $235 thousand versus first quarter 2016. First quarter increases, as compared to the fourth quarter are primarily related to increases in marketing and employee related expenses. Decreases in the first quarter 2017 as compared to the first quarter of 2016 are mainly attributable to expenses which occurred in 2016 related to sold loans.

The effective income tax rates for first quarter 2017, fourth quarter 2016 and first quarter 2016 were 27.00%, 27.62% and 25.86%, respectively.

Loans

Net loans receivable increased $1.5 million during first quarter 2017 to $764.7 million at March 31, 2017, compared with $763.2 million at December 31, 2016, and increased $35.9 million compared with $728.8 million at March 31, 2016.

Asset Quality

Non-performing assets decreased $1.7 million during first quarter 2017 to $10.9 million, or 1.2% of assets at March 31, 2017, from $12.6 million, or 1.3% of assets at December 31, 2016, and decreased $5.9 million from $16.8 million, or 1.9% of assets, at March 31, 2016.

The amount of total impaired and potential problem loans decreased to $21.5 million (2.8% of gross loans receivable) during first quarter 2017, compared to $23.6 million, or 3.1% of gross loans receivable at December 31, 2016, and decreased $9.1 million from $30.6 million, or 4.2% of gross loans receivable at March 31, 2016.

Accruing loans receivable 30-to-89 days past due increased $7.2 million during first quarter 2017 to $11.7 million, or 1.5% of gross loans receivable, from $4.5 million, or 0.6% of gross loans receivable at December 31, 2016, and increased $3.7 million as compared to $8.0 million versus March 31, 2016.

Provision for loan loss expense was $352 thousand for first quarter 2017 versus $503 thousand for fourth quarter 2016, and $463 thousand for first quarter 2016. Net loan charge-offs were $194 thousand for the first quarter 2017, $263 thousand for fourth quarter 2016 and $302 thousand for the first quarter 2016. Reserve coverage, as measured by the ratio of the allowance for loan losses to gross loans, was 0.82% for the first quarter 2017, versus 0.79% for fourth quarter 2016 and 0.80% for first quarter 2016.

Salisbury endeavors to work constructively to resolve its non-performing loan issues with customers. Substantially all non-performing loans are collateralized with real estate and the repayment of such loans is largely dependent on the return of such loans to performing status or the liquidation of the underlying real estate collateral.

Capital

Book value and tangible book value per common share increased $0.31 and $0.36, respectively, during first quarter 2017, to $34.38 and $29.26, respectively. Tangible book value excludes goodwill and core deposit intangibles.

Shareholders’ equity increased $1.2 million in first quarter 2017 to $95.2 million at March 31, 2017. Contributing to the increase in shareholders’ equity for first quarter 2017 was net income of $1.6 million, and a $0.4 million increase in common stock offset by common stock dividends paid of $0.8 million.

The Bank’s regulatory capital ratios remain in compliance with regulatory “well capitalized” requirements. At March 31, 2017, Salisbury’s Tier 1 leverage, total risk-based capital, and common equity tier 1 capital ratios were 8.81%, 13.23%, and 11.01%, respectively. The Bank’s Tier 1 leverage, total risk-based capital, and common equity tier 1 capital ratios were 9.57%, 12.80%, and 11.93%, respectively, compared with regulatory “well capitalized” minimums of 5.00%, 10.00%, and 6.5%, respectively.

First Quarter 2017 Dividends on Common Shares

The Board of Directors of Salisbury declared a $0.28 per common share quarterly cash dividend at their April 28, 2017 meeting. The dividend will be paid on May 26, 2017 to shareholders of record as of May 12, 2017.

Background

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848 through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut; Great Barrington, South Egremont and Sheffield, Massachusetts; and Dover Plains, Fishkill, Millerton, Newburgh, Poughkeepsie, and Red Oaks Mill, New York. The Bank offers a broad spectrum of consumer and business banking products and services as well as trust and wealth advisory services.

Forward-Looking Statements

This news release may contain statements relating to future results of Salisbury’s and the Bank’s future results that are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions and estimates made by management using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in laws and regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios, technological changes and cybersecurity matters, and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, which are available at the Securities and Exchange Commission’s website (www.sec.gov) and to which reference is hereby made. Forward-looking statements made by Salisbury in this news release speak only as of the date they are made. Events or other facts that could cause Salisbury’s actual results to differ may arise from time to time and Salisbury cannot predict all such events and factors. Salisbury undertakes no obligation to publicly update any forward-looking statement unless as may be required by law.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	March 31, 2017 (unaudited)	December 31, 2016
ASSETS
Cash and due from banks	$6.376	$5,434
Interest bearing demand deposits with other banks	34,916	30,051
Total cash and cash equivalents	41,292	35,485
Securities
Available-for-sale at fair value	76,849	79,623
Federal Home Loan Bank of Boston stock at cost	3,510	3,211
Loans held-for-sale	53	—
Loans receivable, net (allowance for loan losses: $6,285 and $6,127)	764,665	763,184
Other real estate owned	3,833	3,773
Bank premises and equipment, net	14,574	14,398
Goodwill	12,552	12,552
Intangible assets (net of accumulated amortization: $3,637 and $3,511)	1,611	1,737
Accrued interest receivable	2,431	2,424
Cash surrender value of life insurance policies	14,126	14,038
Deferred taxes	1,361	1,367
Other assets	2,692	3,574
Total Assets	$939,549	$935,366
LIABILITIES and SHAREHOLDERS' EQUITY
Deposits
Demand (non-interest bearing)	$201,215	$218,420
Demand (interest bearing)	132,527	127,854
Money market	182,438	182,476
Savings and other	141,085	135,435
Certificates of deposit	115,151	117,585
Total deposits	772,416	781,770
Repurchase agreements	2,350	5,535
Federal Home Loan Bank of Boston advances	52,745	37,188
Subordinated debt(1)	9,794	9,788
Note payable	335	344
Capital lease liability	417	418
Accrued interest and other liabilities	6,272	6,316
Total Liabilities	844,329	841,359
Shareholders' Equity
Common stock - $.10 per share par value
Authorized: 5,000,000;
Issued: 2,770,036 and 2,758,086	277	276
Unearned compensation - restricted stock awards	(288)	(352)
Paid-in capital	42,394	42,085
Retained earnings	52,351	51,521
Accumulated other comprehensive income, net	487	477
Total Shareholders' Equity	$95,221	$94,007
Total Liabilities and Shareholders' Equity	$939,549	$935,366

(1)Net of issuance costs, which are capitalized and amortized as a component of interest expense over a period of 10 years.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

Periods ended March 31,	Three months ended
(in thousands, except per share amounts)	2017	2016
Interest and dividend income
Interest and fees on loans	$8,342	$7,932
Interest on debt securities
Taxable	317	293
Tax exempt	164	286
Other interest and dividends	83	72
Total interest and dividend income	8,906	8,583
Interest expense
Deposits	515	509
Repurchase agreements	1	1
Capital lease	17	17
Note payable	2	4
Subordinated debt	156	156
Federal Home Loan Bank of Boston advances	262	232
Total interest expense	953	919
Net interest and dividend income	7,953	7,664
Provision for loan losses	352	463
Net interest and dividend income after provision for loan losses	7,601	7,201
Non-interest income
Trust and wealth advisory	854	784
Service charges and fees	962	702
Gains on sales of mortgage loans, net	49	39
Mortgage servicing, net	45	34
Gains on sales of available-for-sale securities, net	—	2
Other	113	114
Total non-interest income	2,023	1,675
Non-interest expense
Salaries	2,890	2,574
Employee benefits	1,088	1,088
Premises and equipment	895	892
Data processing	472	447
Professional fees	717	380
Collections, OREO and loan related	301	157
FDIC insurance	149	134
Marketing and community support	251	200
Amortization of core deposit intangibles	126	155
Other	538	810
Total non-interest expense	7,427	6,837
Income before income taxes	2,197	2,039
Income tax provision	593	527
Net income	$1,604	$1,512
Net income allocated to common shareholders	$1,594	$1,499

Basic earnings per common share	$0.58	$0.55
Diluted earnings per common share	0.58	0.55
Common dividends per share	0.28	0.28

Salisbury Bancorp, Inc. and Subsidiary

SELECTED CONSOLIDATED FINANCIAL DATA (unaudited)

At or for the three month periods ended
(in thousands, except per share amounts and ratios)	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016
Total assets	$939,549	$935,366	$928,445	$913,494	$891,804
Loans receivable, net	764,665	763,184	753,623	749,523	728,845
Total securities	80,359	82,834	79,738	83,874	82,151
Deposits	772,416	781,770	786,730	754,471	755,658
FHLBB advances	52,745	37,188	27,134	47,083	27,031
Shareholders’ equity	95,221	94,007	93,554	92,584	91,402
Wealth assets under administration	524,459	516,350	509,557	424,702	422,918
Discretionary wealth assets under administration	365,086	366,167	361,326	355,560	354,202
Non-discretionary wealth assets under administration	159,373	150,183	148,230	69,142	68,715
Non-performing loans	7,057	8,792	11,673	14,579	16,829
Non-performing assets	10,890	12,565	14,496	14,579	16,829
Accruing loans past due 30-89 days	11,689	4,537	5,889	3,569	7,995
Net interest and dividend income	7,953	7,687	7,687	7,567	7,664
Net interest and dividend income, tax equivalent	8,214	7,966	7,981	7,882	7,991
Provision for loan losses	352	503	344	525	463
Non-interest income	2,023	2,327	1,888	2,001	1,675
Non-interest expense	7,427	7,411	6,500	6,640	6,837
Income before income taxes	2,197	2,100	2,731	2,403	2,039
Income tax provision	593	580	812	669	528
Net income	1,604	1,520	1,919	1,734	1,512
Net income allocated to common shareholders	1,594	1,509	1,904	1,721	1,499

Per share data
Basic earnings per common share	$0.58	$0.55	$0.70	$0.63	$0.55
Diluted earnings per common share	0.58	0.55	0.69	0.63	0.55
Dividends per common share	0.28	0.28	0.28	0.28	0.28
Book value per common share	34.38	34.07	33.92	33.57	33.20
Tangible book value per common share - Non-GAAP(1)	29.26	28.90	28.63	28.28	27.84

Common shares outstanding at end of period	2,770	2,758	2,758	2,758	2,753
Weighted average common shares outstanding, to calculate basic earnings per share	2,749	2,737	2,737	2,735	2,723
Weighted average common shares outstanding, to calculate diluted earnings per share	2,768	2,755	2,751	2,749	2,741

Profitability ratios
Net interest margin (tax equivalent)	3.74%	3.63%	3.57%	3.71%	3.79%
Efficiency ratio(2)	69.06	67.08	64.13	66.51	69.28
Non-interest income to operating revenue	20.28	19.81	19.22	20.63	18.01
Effective income tax rate	27.00	27.62	29.71	27.79	25.86
Return on average assets	0.70	0.65	0.81	0.77	0.68
Return on average common shareholders’ equity	6.83	6.43	8.20	7.58	6.68

Credit quality ratios
Net charge-offs to average loans receivable, gross	0.03%	0.04%	0.02%	0.37%	0.17%
Non-performing loans to loans receivable, gross	0.92	1.16	1.54	1.93	2.29
Accruing loans past due 30-89 days to loans receivable, gross	1.53	0.60	0.78	0.47	1.09
Allowance for loan losses to loans receivable, gross	0.82	0.79	0.78	0.76	0.80
Allowance for loan losses to non-performing loans	89.05	69.43	50.47	39.22	34.92
Non-performing assets to total assets	1.16	1.34	1.56	1.60	1.89

Capital ratios
Common shareholders' equity to assets	10.13%	10.05%	10.08%	10.14%	10.25%
Tangible common shareholders' equity to tangible assets - Non-GAAP(1)	8.76	8.64	8.66	8.68	8.74
Tier 1 leverage capital	8.81	8.73	8.47	8.64	8.57
Total risk-based capital	13.23	13.10	13.25	13.08	12.92
Common equity tier 1 capital	11.01	10.89	11.01	10.86	10.69

(1) Refer to schedule labeled “Supplemental Information – Non-GAAP Financial Measures”.
(2) Calculated using SNL’s (publicly recognized resource of bank data) methodology, as follows: Noninterest expense before OREO expense, amortization of intangibles, and goodwill impairments as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains from securities transactions and litigation expenses.

Salisbury Bancorp, Inc. and Subsidiary

SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

At or for the quarters ended
(in thousands, except per share amounts and ratios)	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016
Shareholders' Equity	$95,221	$94,007	$93,554	$92,584	$91,402
Less: Goodwill	(12,552)	(12,552)	(12,552)	(12,552)	(12,552)
Less: Intangible assets	(1,611)	(1,737)	(1,883)	(2,031)	(2,183)
Tangible Common Shareholders' Equity	$81,058	$79,718	$79,119	$78,001	$76,667
Total Assets	$939,549	$935,366	$928,445	$913,494	$891,804
Less: Goodwill	(12,552)	(12,552)	(12,552)	(12,552)	(12,552)
Less: Intangible assets	(1,611)	(1,737)	(1,883)	(2,031)	(2,183)
Tangible Total Assets	$925,386	$921,077	$914,010	$898,911	$877,069
Common Shares outstanding	2,770	2,758	2,758	2,758	2,753

Book value per Common Share – GAAP	$34.38	$34.09	$33.92	$33.57	$33.20
Tangible book value per Common Share - Non-GAAP	29.26	28.90	28.69	28.28	27.84

Common Shareholders’ Equity to Assets – GAAP	10.13%	10.05%	10.08%	10.14%	10.25%
Tangible Common Shareholders’ Equity to Tangible Assets – Non-GAAP	8.76	8.65	8.66	8.68	8.74

Non-interest expense	$7,427	$7,411	$6,499	$6,639	$6,840
Less: Amortization of core deposit intangibles	(126)	(146)	(148)	(152)	(155)
Less: Foreclosed property expense	(232)	(493)	(27)	(12)	12
Less: Strategic initiatives	—	(155)	—	—	—
Operating expenses	$7,069	$6,617	$6,324	$6,475	$6,697
Net interest and dividend income, tax equivalent	$8,214	$7,966	$7,981	$7,882	$7,991
Non-interest income	2,023	2,326	1,889	2,000	1,674
Gains on securities, net	—	(427)	(10)	(146)	(2)
Operating revenue	$10,237	$9,865	$9,860	$9,736	$9,663
Efficiency Ratio	69.06%	67.08%	64.13%	66.50%	69.30%